United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: June 3, 2013

GeneLink, Inc.

(Exact Name of Registrant as Specified in its Charter)

PA	00-30518	23-2795613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Exchange Drive, Suite 120 Orlando FL 32809

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 558-4363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 3, 2013, GeneLink, Inc. ("GeneLink") held its Annual Meeting of Shareholders (the "Meeting") in Orlando Florida. Of the shares of common stock outstanding and entitled to vote as of the record date, sixty nine percent (69%) of such shares were present or represented by proxy at the Meeting, representing a quorum.  GeneLink's shareholders approved all of the nominees and proposals, specifically (1) the election of Geoff Haar, Ofer Fridfertig, Douglas M. Boyle, Bernard L. Kasten, Jr., M.D., James A. Monton and Robert P. Ricciardi, Ph.D. as directors to hold office until the 2014 Annual Meeting of Shareholders or until their successors are elected, (2) the amendments to GeneLink's Articles of Incorporation, (3) a non-binding, advisory vote on executive compensation, and (4) a non-binding, advisory vote on the frequency of which to hold future advisory votes on executive compensation.

The results of the voting on the matters submitted to the shareholders were as follows:

1.  Election of six (6) directors to hold office until the 2014 Annual Meeting of Shareholders or until their successors are elected.

Name	Votes For	Withheld Approval	Broker Non-Votes

Douglas M. Boyle	137,472,292	125,600	36,001,511
Bernard L. Kasten, Jr., M.D.	137,198,192	399,700	36,001,511
Geoffrey Haar	137,472,292	125,600	36,001,511
Ofer Fridfertig	137,472,292	125,600	36,001,511
James A. Monton	137,472,292	125,600	36,001,511
Robert P. Ricciardi, Ph.D.	137,198,192	399,700	36,001,511

2.  Proposal to adopt and approve the Amendment to the Corporation’s Articles of Incorporation to increase the capitalization from 350,000,000 shares of common stock, $0.01 par value, to 500,000,000 shares of common stock, $0.01 par value.

Votes For	Votes Against	Abstain

169,710,153	3,886,250	3,000

3.  Proposal to cast a non-binding, advisory vote on executive compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes

135,838,572	1,237,699	521,621	36,001,511

4.  Proposal seeking a recommendation of the frequency of advisory vote on executive compensation.

3 Years	2 Years	1 Year	Abstain

134,297,524	871,550	2,348,910	79,908

ITEM 8.01 OTHER EVENTS

As previously reported and disclosed, during 2012 the staff of the Federal Trade Commission (respectively, the “staff” and the “Commission”) investigated the Company for potential violations of Sections 5 and 12 of the Federal Trade Commission Act, 15 U.S.C. Sections 45 and 52, in connection with the advertising, marketing and sale of its DNA Assessments and genetically customized nutritional supplements and skin repair serum products. The Company believes its advertising and marketing are lawful and appropriate.

Following discussions with the staff, in order to resolve this matter, the Company signed a proposed Agreement Containing a Consent Order with the Commission on October 26, 2012 with regard to the Commission’s investigation. The proposed agreement was subject to approval by the full Commission. On May 22, 2013, the Commission orally informed counsel for the Company that the Commission desired to modify certain provisions of the proposed agreement. After review of the proposed modified provisions, the Company signed the modified Agreement Containing Consent Order on June 6, 2013. This proposed agreement is subject to approval by the full Commission.

There is no guarantee that the Commissioners will accept the pending proposed consent decree. If the Company and the Commission cannot reach a consensual resolution, the Commission may commence an action, either administrative or judicial, in which the FTC could seek various remedies, including limitations on the Company’s business and/or financial redress.

The resolution of this matter may involve limitations of GeneLink’s ability to operate, including but not limited to restrictions on the Company’s marketing claims and practices or even restrictions on the Company’s ability to do business. Such resolution could also include monetary relief, including but not limited to a fine and/or economic redress.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc.
(Registrant)

By:	/s/ Bernard L. Kasten, Jr. M.D.
Bernard L. Kasten, Jr. M.D. CEO

Dated: June 11, 2013

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